Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form F-10 of Silver Wheaton Corp of our reports dated March 22, 2012 relating to the consolidated financial statements of Silver Wheaton Corp. and the effectiveness of Silver Wheaton Corp.’s internal control over financial reporting appearing in the Annual Report on Form 40-F of Silver Wheaton Corp. for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants
Vancouver, British Columbia
November 26, 2012